UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2011

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20-4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2240 Douglas Boulevard, Suite 200

Roseville, California 95661-3875

(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 26, 2011, Solar Power, Inc. (the “Company”) entered into a Business Loan Agreement (“Loan Agreement”) with Cathay Bank (“Cathay”) whereby Cathay agrees to extend the Company a line of credit of the lessor of Nine Million Dollars ($9,000,000) or Seventy Percent (70%) the aggregate amount in certain accounts, which will mature December 31, 2012. LDK Solar Co., Ltd, a parent company who controls the Company, guarantees the full amount of the loan under a Commercial Guaranty by and between LDK Solar Co., Ltd and Cathay dated December 26, 2011. Under the Loan Agreement, the Company will be required to adhere to certain affirmative and negative covenants, including a working capital ratio requirement and prohibition against other indebtedness. The interest rate under the loan will be variable, 1.250 percentage points above the prime rate. In conjunction with the Loan Agreement, the Company and Cathay entered into a Commercial Security Agreement dated December 26, 2011 (“Security Agreement”), pursuant to which Cathay is granted a security interest in the Collateral (as defined in the Security Agreement), which Cathay can close on in the event of a default under the loan by the Company, and a Promissory Note.

Item 2.03 Creation of a Direct Financial Obligation.

Item 1.01 is incorporated herein by reference.

The foregoing summary of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, attached as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, and which is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Business Loan Agreement by and between Cathay Bank and Solar Power, Inc. as signed on December 26, 2011.

10.2	Commercial Security Agreement by and between Cathay Bank and Solar Power, Inc. as signed on December 26, 2011.

10.3	Promissory Note by and between Cathay Bank and Solar Power, Inc. as signed on December 26, 2011.

10.4	Commercial Guaranty by and between Cathay Bank and LDK Solar Co., Ltd as signed on December 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: December 30, 2011	/s/ Alan M. Lefko
Alan M. Lefko
Vice President Finance and Secretary

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